UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 21, 2018

Esquire Financial Holdings, Inc.
(Exact name of the registrant as specified in its charter)

Maryland	001-38131	27-5107901
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 100
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 535-2002
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01     Regulation FD Disclosure.
On September 21, 2018, Esquire Financial Holdings, Inc. ("Esquire") issued a press release announcing that Esquire expects to incur a pre-tax one-time charge of approximately $1.2 million, related to the passing of Esquire's former Executive Chairman, Dennis Shields, on August 10, 2018.  The charge is comprised of $673 thousand in accelerated vesting of Mr. Shields' stock and option grants due to his passing and a $500 thousand payment related to Mr. Shields' employment as Executive Chairman.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Form 8-K provided under Item 7.01 is being furnished and shall not be deemed "filed", nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless expressly incorporated by specific reference in such filing.
Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESQUIRE FINANCIAL HOLDINGS, INC.

Dated: September 26, 2018	By: /s/ Andrew C. Sagliocca
Andrew C. Sagliocca
President and Chief Executive Officer